Exhibit 10.1

AMENDMENT NO. 6 TO LOAN AND SECURITY AGREEMENT
AND LOAN  DOCUMENTS

Amendment No. 6, dated  September __, 2010, effective as of April 30, 2010 (“Sixth Amendment”), to that certain Loan and Security Agreement, dated as of April 30, 2008, as amended by Amendment No. 1 on September 10, 2008, by Amendment No. 2 on November 6, 2008,  by Amendment No. 3 as of March 25, 2009,  by Amendment No. 4 dated May 22, 2009 and by Amendment No. 5 dated March 10, 2010 (the “Amended Loan Agreement”), by and among INTERMETRO COMMUNICATIONS, INC., a Nevada corporation, with its principal place of business located at 2685 Park Center Drive, Building A, Simi Valley, California 93065  (“Holdings”), INTERMETRO COMMUNICATIONS, INC., a Delaware corporation, with its principal place of business located at 2685 Park Center Drive, Building A, Simi Valley, California 93065 (“InterMetro”), ADVANCED TEL, INC., a California corporation with its principal place of business at 30575 Trabuco Canyon Road, Suite 200, Trabuco Canyon, CA 92679 (“Advanced” and, together with Holdings and InterMetro, and as further defined below, "Borrower"), and MORIAH CAPITAL, L.P., a Delaware limited partnership with offices at 444 Madison Avenue, New York, New York 10022 (as further defined below, the "Lender").

The Amended Loan Agreement, as further amended by this Sixth Amendment, is referred to herein as the “Loan Agreement”. All capitalized terms used herein, unless otherwise specifically defined herein, shall have the respective meanings ascribed thereto in the Loan Agreement.

R E C I T A L S:

A.           Borrower has requested that Lender further extend the maturity date of the Loan Agreement and modify certain other Loan Agreement terms during such extension.

B.           Lender has agreed to accommodate Borrower’s requests on the terms, and subject to the conditions, set forth herein.

 The parties agree as follows:

SECTION 1. AMENDMENTS AND EFFECTS

Section 1.1                      Extension of Maturity Date.

(a)           Section 1.50 of  the Loan Agreement is hereby amended and restated in its entirety as follows, effective as of  the date of this Amendment:

“1.50         “Maturity Date” shall mean  March 30, 2011, or such earlier date by which the maturity of the Obligations shall have been accelerated pursuant to the terms hereof.”

(b)           Section 4.1 of  the Loan Agreement is hereby amended and restated in its entirety as follows, effective as of  the date of this Amendment:

“ 4.1           Term.  This Agreement shall continue in full force and effect for a term (as the same may hereafter be extended, the “Term”) from the Closing Date through and until March 30, 2011, or such earlier date by which the maturity of the Obligations shall have been accelerated pursuant to the terms hereof.”

Section 1.2                      Change in Interest Rate. Section 3.1(a) of  the Loan Agreement is hereby amended and restated in its entirety as follows, effective as of  April 30, 2010:

            “3.1            Interest.

(a)             Interest (“Interest”) on all Loans shall be computed on the basis of the actual number of days elapsed and a year of 360 days. Interest shall accrue at a rate per annum equal to Fifteen Percent (15%), and shall be payable by Borrower in arrears (x) prior to the Maturity Date, on the first Business Day of each calendar month, (y) in full on the Maturity Date and (z) on demand after the Maturity Date. At Lender’s option, Lender may charge the Borrowers’ account for said interest. Following and during the continuation of an Event of Default, interest on all outstanding Loans, including principal and Interest, shall accrue at the Default Rate, compounded quarterly.”

Section 1.3                      Amendment to Section 1.51 of Loan Agreement.  Section 1.51 of  the Loan Agreement is hereby amended and restated in its entirety as follows, effective as of  the date of this Amendment:

“1.51
“Maximum Credit" shall mean the amount of Two Million Four Hundred Thousand Dollars ($2,400,000) as of April 30, 2010; provided, however, that (a) no later than October 1, 2010, Borrower shall pay to Lender the sum of $250,000 to permanently reduce outstanding Advances and reduce the Maximum Credit to $2,150,000; (b) no later than October 29, 2010, Borrower shall pay to Lender the additional sum of $250,000 to permanently reduce outstanding Advances and reduce the Maximum Credit to $1,900,000, and (c) no later than December 31, 2010, Borrower shall pay to Lender the additional sum of $550,000 to permanently reduce outstanding Advances and reduce the Maximum Credit to $1,350,000. Borrower’s failure to timely make any such payment shall be an Event of Default hereunder.”

Section 1.4                      Deletion of Section 14.8 of Loan Agreement.  Section 14.8 (Financing Right of First Refusal) of the Loan Agreement is hereby deleted in its entirety.

Section 1.5                      Revocation of Prior Exercise of Put. Notwithstanding anything to the contrary in any document executed by or between Lender, Holdings or any Borrower, the Lender hereby revokes its prior exercise of the Put Option (as defined in the Securities Issuance Agreement, dated as of April 30, 2008, as amended through the date hereof, between Holdings and the Lender (the “Securities Issuance Agreement”) and delivery of the Put Notice (as defined in the Securities Issuance Agreement), and agrees that such prior exercise and delivery has had and shall have no force or effect.  Without limiting the foregoing, the Lender agrees that there has been no default, and neither InterMetro, Advanced nor Holdings has breached any obligation, with respect to the Put Option.

Section 1.6                      Issuance of Warrant No. 7 and Warrant No. 8; Amendment to Securities Issuance Agreement .

(a)           Contemporaneously herewith, as further consideration to Lender for Lender’s approval of this Sixth Amendment and the transactions contemplated hereby, and as a condition to the effectiveness of this Sixth Amendment and the transactions contemplated hereby, Borrower is hereby delivering to Lender (1) a duly executed seven-year warrant to purchase Two Million (2,000,000) shares of Holdings’ Common Stock (“Warrant No. 7 Shares”) at an exercise price of $0.01 per share and containing such other terms as are set forth in the form of warrant annexed hereto as Exhibit A (“Warrant No. 7”), and (2) a duly executed seven-year warrant to purchase One Million Five Hundred Thousand (1,500,000) shares of Holdings’ Common Stock (“Warrant No. 8 Shares”) at an exercise price of $0.01 per share and containing such other terms as are set forth in the form of warrant annexed hereto as Exhibit A (“Warrant No. 8”).

(b)           In connection with the issuance of Warrant No. 7 and Warrant No. 8, Lender shall be entitled to the benefit of the representations, warranties and covenants of Holdings under the Securities Issuance Agreement, which are incorporated herein by reference.

(c)           Section 6 of the Securities Issuance Agreement is hereby amended and restated, effective as of the date hereof, to read as follows:

“6. Put Option.

(i)           Subject to Section 6(vi) below, the Company hereby grants to Lender an option (the “Put Option”): (A) to sell all or any portion of (1) Warrant No. 1, dated April 30, 2008, delivered by the Company to Lender (the “Original Warrant”) or the Warrant Shares (as defined in the Original Warrant) for which the Original Warrant has been exercised (the “Original Warrant Put Interest”), and (2) Warrant No. 8, dated September ___, 2010, delivered by the Company to Lender (“Warrant No. 8”) or the Warrant Shares (as defined in Warrant No. 8) for which Warrant No. 8 has been exercised (the “Warrant No. 8 Put Interest”) to the Company for a total purchase price of $437,500, pro-rated for any portion of the Original Warrant and/or Warrant No. 8 for which the Put Option may be exercised (the “Original and Warrant No. 8 Put Price”) (i.e., for the avoidance of doubt, the maximum total purchase price for all 3,500,000 shares subject to the Original Warrant and Warrant No. 8 collectively is $437,500); and (B) to sell all or any portion of Warrant No. 7, dated September___, 2010, delivered by the Company to Lender (“Warrant No. 7”) or the Warrant Shares (as defined in Warrant No. 7) for which Warrant No. 7 has been exercised (the “Warrant No. 7 Put Interest”) to the Company for a total purchase price of $280,000, pro-rated for any portion thereof (the “Warrant No. 7 Put Price”).  The Lender may exercise the Put Option at any time during the thirty day period commencing on July 1, 2011 (and, if exercised for a portion thereof, from time to time during such period) (any such exercise date, the “Put Exercise Date”) by providing written notice of exercise to the Company.  Any such written notice (a “Put Notice”) shall specify the date on which the closing of the purchase and sale of the portion of the Put Interest being purchased and sold shall take place (a “Put Closing Date”), which such date shall be a Business Day no earlier than ten (10) days but no later than thirty (30) days after the date of the Put Notice.  On or before each Put Closing Date, Lender will deliver to the Company the Original Warrant, Warrant No. 7 and/or Warrant No. 8, as applicable, and/or Share certificate(s) (if certificated) representing the portion of the Put Interest then being sold to the Company (duly endorsed for transfer by Lender) and the Company shall tender to Lender the portion of the Put Price then due in cash by wire transfer of immediately available funds to an account at a bank designated by Lender.  The Company and Lender acknowledge and agree that the Company’s obligation to purchase the Put Interest from Lender pursuant to the Put Option is an Obligation secured by the Collateral and any related guarantees under the Loan Documents, and for so long as the Put Option is outstanding and, if exercised, the full Put Price due for the portion of the Put Option that has been exercised is not yet tendered, the Lender’s right to receive the Put Price shall be secured by the Collateral and any related guarantees under the Loan Documents. Lender’s right to exercise the Put Option shall not be transferred or assigned to any third party.  As used in this Section 6, the following terms have the following definitions:

(A)	“Put Interest” means the Original Warrant Put Interest, the Warrant No. 7 Put Interest and the Warrant No. 8 Put Interest, collectively.

(B)	“Put Price” means the Original and Warrant No. 8 Put Price and the Warrant No. 7 Put Price, collectively.

(ii)           Subject to Section 6(vi) below, notwithstanding the foregoing, Lender shall have the right, but not the obligation, to accelerate the exercise of the Put Option upon a  Fundamental Transaction (as defined below), as follows: the Company shall send written notice of the proposed Fundamental Transaction (“Fundamental Transaction Notice”) no later than thirty (30) days prior to the date of the proposed consummation of the Fundamental Transaction, together with all relevant information relating thereto, in form sufficient to enable Lender to make an informed decision as to whether it should accelerate the Put Option.  Within fifteen (15) days of Lender’s receipt of the Fundamental Transaction Notice, Lender shall advise the Company whether the Lender has elected to accelerate the exercise of the Put Option.  Lender’s failure to timely notify the Company of Lender’s intention to accelerate the Put Option shall be deemed an intention to decline to accelerate the Put Option.

(iii)           “Fundamental Transaction” means:

(1)           Any consolidation or merger of the Company with or into another entity where the stockholders of the Company immediately prior to such transaction do not collectively own at least 51% of the outstanding voting securities of the surviving corporation of such consolidation or merger immediately following such transaction; or the sale of all or substantially all of the assets of the Company in a single transaction or a series of related transactions; or

(2)           The occurrence of any transaction or event in connection with which all or substantially all the Common Stock shall be exchanged for, converted into, acquired for or constitute the right to receive consideration (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) which is not all or substantially all common stock which is (or will, upon consummation of or immediately following such transaction or event, will be) listed on a national securities exchange or approved for quotation on the OTC Bulletin Board or any similar United States system of automated dissemination of transaction reporting of securities prices; or

(3)           The acquisition by a Person or entity or group of Persons or entities acting in concert as a partnership, limited partnership, syndicate or group, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, of beneficial ownership of securities of the Company representing 50% or  more of the combined voting power of the outstanding voting securities of the Company ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors.

(iv)           Subject to Section 6(vi) below, in addition, notwithstanding the foregoing, Lender shall have the right, but not the obligation, to accelerate the exercise of the Put Option following an Event of Default which is not cured within any applicable grace period under the Loan Documents (which acceleration right shall not be waived if not exercised following a prior Event of Default), in which event the Put Price shall be added to the Obligations under the Loan Agreement and secured by the Collateral thereunder, and shall be immediately due and payable to Lender.

(v)           All notices under this Section shall be delivered in the manner set forth in the Loan Agreement.

(vi)           Notwithstanding anything to the contrary in this Section 6, the Put Option shall be of no force or effect, and the Company shall have no obligation to purchase any portion of the Put Interest or pay any portion of the Put Price, if at any time the Put Option otherwise would be exercisable, (1) the average of the closing prices of the Company’s common stock (“Common Stock”) sold on all securities exchanges on which the Common Stock may at the time be listed, or, if there have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of regular trading such day, or, if on such day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 p.m., New York City time, or, if on such day the Common Stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked price on such day in the domestic over-the-counter market as reported by the Pink Sheets, LLC, or any similar successor organization, in each such case averaged over a period of twenty (20) consecutive trading days, exceeds eighteen cents ($0.18) per share, and (2) the average trading volume of the Company’s common stock over the  twenty (20) previous trading days is at least  350,000 shares per day, with the foregoing per share price and trading volume subject to adjustment to account for any stock dividends, stock splits, reverse splits or similar capital events occurring with respect to the Common Stock after the date hereof.

Section 1.7                      Amendment to Registration Rights Agreement. The definition of “Registrable Shares” in Section 1(a) of the Registration Rights Agreement, dated as of April 30, 2008, as amended as of September 10, 2008, and as further amended as of November 6, 2008, on May 22, 2009 and on March 10, 2010, between Holdings and the Lender (the “Registration Rights Agreement”), is hereby amended, effective as of the date of this Sixth Amendment, to include shares of Common Stock issuable upon the exercise of Warrant No. 7 and Warrant No. 8.

Section 1.8                      Amendment to Loan Conversion Agreement.

The Loan Conversion Agreement (“Conversion Agreement”) between Holdings and Lender dated as of April 30, 2008 is hereby amended as follows:

(a) Section 1 of the Conversion Agreement is hereby amended and restated in its entirety as follows, effective as of the date of this Amendment:

“ Section 1.           Conversion Right

(a)           Term.  Subject to the terms hereof, and until the repayment in full of the Loan Indebtedness in accordance with the terms of the Loan Agreement and the Loan Agreement has been terminated in accordance with the terms thereof (the “Expiration Date”), Lender shall have the right, at any time and from time to time, to convert (the “Conversion Right”) any amount of the Loan Indebtedness into such number of shares of Common Stock that shall be obtained by dividing the Loan Indebtedness so converted by the Conversion Price as defined in Section 3 hereof.  To the extent not exercised by 5:00 P.M., New York City time, on the Expiration Date, this Agreement shall completely and automatically terminate and expire, and thereafter it shall be of no force or effect whatsoever.

(b)           Issuance of Warrants for Conversion by Certain Date.  In addition to the Lender receiving Common Stock of the Company upon its exercise of conversion rights in accordance with the Conversion Agreement, in the event that the Lender elects to convert all or a portion of the Loan Indebtedness into Common Stock in accordance with this Agreement prior to the Maturity Date of the Loan Indebtedness, then the Company will also issue and deliver to the Lender a new Warrant (the “Early Conversion Warrants”) at the rate of one Early Conversion Warrant for each share of Common Stock issued in connection with the conversion rights exercised.  Each Early Conversion Warrant shall entitle the holder thereof to purchase one share of Common Stock for an exercise price of $0.01 per share during an exercise period of seven (7) years from the date of issuance.”

(b)	The definition of “Conversion Price” in Section 3 of the Conversion Agreement is hereby amended, effective as of the date of this Amendment, to replace “$1.00” with “$0.25”.

(c)	.The definition of “Excluded Securities” in Section 7(e) of the Conversion Agreement is hereby amended and restated as follows, effective as of the date of this Amendment:

“Excluded Securities” shall mean securities (i) issued in any of the transactions described in Sections 7(a) or 7(b) hereof, (ii) issued to shareholders of any corporation which merges into, or enters into a business combination with, the Company in proportion to their stock holdings or such corporation immediately prior to such merger or other business combination, upon such merger or other business combination, (iii) issued in a bona fide public offering pursuant to a firm commitment underwriting, (iv) issued in connection with an acquisition of a business or technology, including the financing thereof, that is approved by the Company’s Board of Directors, (v) issued as payment for services rendered, if such payment is approved by the Company’s Board of Directors, (vi) issued pursuant to a transaction with a vendor of the Borrower, including equipment lease providers, if such transaction is approved by the Company’s Board of Directors, (vii) issued upon exercise of the Company’s convertible securities that are outstanding as of the date hereof, which securities are described on Schedule 1 annexed hereto, (viii) granted to the Company’s officers, directors, consultants (in a manner consistent with past practice) and employees as approved by the Company’s Board of Directors under a plan or plans adopted by the Company’s Board of Directors, and (ix) issued in connection with a private placement of up to $3,000,000 (three million dollars) of the Company’s Common Stock approved by the Company’s Board of Directors that is consummated prior to March 30, 2011.”

Section 1.9                      Acknowledgment of Amendment of Other Documents.  On or about the date of this Sixth Amendment, Borrower is entering into (a) that certain Amended and Restated Loan and Security Agreement with respect to financing provided by certain lenders (the “2008 Bridge Loan Lenders”), (b) that certain Amended and Restated Short-Term Loan and Security Agreement with respect to financing provided by certain lenders (the “2009 Bridge Loan Lenders”) and (c) Amendment No. 1 to Tri-Party Intercreditor Agreement between Lender, Borrowers, the 2008 Bridge Loan Lenders (and Glenhaven Corporation, as the Agent for the 2008 Bridge Loan Lenders), and the 2009 Bridge Loan Lenders.  By the terms of such Amendment No. 1, all parties will acknowledge and consent to the other financing arrangements between the Borrowers and the lenders that are a party thereto.

Section 1.10       Relationship to Original Loan Documents.  This Amendment is an amendment of and supplement to (and not a novation of) the Loan Agreement and the other Loan Documents and the schedules thereto, without any discharge, release or satisfaction of the Obligations (or any guaranty or collateral security therefor), all of which Obligations and security remain outstanding under the Loan Documents, as amended.  Except as specifically modified by this Sixth Amendment, the Loan Agreement and other Loan Documents are and continue to be in full force and effect as in effect immediately prior to the date hereof.

Section 1.11                   Loan Documents.  This Sixth Amendment, Warrant No. 7 and Warrant No. 8 are Loan Documents executed pursuant to the Loan Agreement and, unless otherwise expressly indicated herein, is to be construed, administered and applied in accordance with the provisions thereof.

Section 1.12                    Release of Lender.  In consideration of Lender’s agreement to enter into this Sixth Amendment and make additional Advances to Borrower hereunder, Borrower hereby releases and exculpates Lender, its officers, directors, employees, agents, representatives and designees, from any liability arising from any acts under the Loan Agreement or any other Loan Document or in furtherance thereof, whether as attorney-in-fact or otherwise, whether of omission or commission, and whether based upon any error of judgment or mistake of law or fact, except for any breaches by Lender of the Loan Documents or Lender’s gross negligence or willful misconduct as determined by a final and non-appealable order from a court of competent jurisdiction.  In no event will Lender have any liability to Borrower for lost profits or other special or consequential damages.

Section 1.13                    Borrower’s Certifications and Payments. The effectiveness of this Sixth Amendment shall be subject to Borrower’s satisfaction of, and compliance with, all of the following conditions as of the date of this Sixth Amendment, as determined by Lender:

(a)           Representations and Warranties.  Each of the representations and warranties made by or on behalf of Borrower to Lender in the Original Agreement or in other Loan Documents (as amended hereby) are true and correct in all material respects as of the date of the Sixth Amendment (provided that any such representation or warranty that is qualified as to materiality shall be true and correct in all respects), except as disclosed in Schedule A to this amendment or as disclosed in our public filings with the Securities and Exchange Commission,  and Lender shall have received a certification from a Responsible Officer with respect to the foregoing  in form and substance satisfactory to Lender.

(b)           Performance, etc.  Borrower shall have duly and properly performed, complied with and observed each of its covenants, agreements and obligations contained in the Original Agreement and any of the Loan Documents to which it is a party or by which it is bound (each as amended hereby), except as disclosed in Schedule A to this amendment or as disclosed in our public filings with the Securities and Exchange Commission, and Lender shall have received a certification from a Responsible Officer with respect to the foregoing in form and substance satisfactory to Lender.

(c)           No Default. No event shall have occurred and be continuing as of the date hereof, and no condition shall exist on the date hereof, which constitutes an Event of Default or which would, with notice or the lapse of time, or both, constitute an Event of Default under the Original Agreement or any of the Loan Documents, except as disclosed in Schedule A to this amendment, and Lender shall have received a certification from a Responsible Officer with respect to the foregoing in form and substance satisfactory to Lender.

(d)           Corporate Authorizations.  Borrower shall have delivered to Lender a certification from a Responsible Officer in form and substance satisfactory to Lender, together with certified resolutions of directors authorizing the transactions contemplated hereby and an incumbency certificate setting forth the executive officers and directors of Borrower,  in each case in form satisfactory to Lender.

(e)           Fees and Expenses of Lender’s Counsel.  Borrower shall have paid the outstanding fees and expenses of Lender’s counsel incurred in connection with the transactions contemplated hereby or otherwise under the Agreement.

(f)            Payment to Reduce Outstanding Advances.  Borrower shall have made the required payments to permanently reduce outstanding Advances in accordance with Section 1.3 of this Amendment.

Section 1.14                    Lender’s Review of Public Announcements.  Borrower shall not make any public announcement or other public disclosure regarding either the transactions contemplated by the Loan Agreement or regarding Lender without affording Lender a reasonable time period within which to review and provide comments to Borrower with respect to such proposed announcement or disclosure, a draft of which shall be provided to Lender for its review.

SECTION 2. MISCELLANEOUS

Section 2.1  Prior Agreements.  This Sixth Amendment shall completely and fully supersede all other and prior agreements and correspondence (both written and oral) by and among Borrower, Holdings and Lender concerning the subject matter of this Sixth Amendment.

Section 2.2  Counterparts.  This Sixth Amendment may be executed in any number of counterparts, with the same effect as if all the signatures on such counterparts appeared on one document.  Each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute one and the same instrument.

Section 2.3  Amendments.  This Sixth Amendment may not be amended, waived, modified, supplemented or terminated in any manner whatsoever except by a written instrument signed by Borrower and Lender.

Section 2.4  Binding on Successors.  This Sixth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that Borrower may not assign any of its rights or obligations under this Sixth Amendment or the other Loan Documents to any Person without the prior written consent of Lender.

Section 2.5  Invalidity.  Any provision of this Sixth Amendment that may be determined by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 2.6  Section or Paragraph Headings.  Section and paragraph headings used herein are for convenience only and shall not be construed as part of this Sixth Amendment.

Section 2.7  Governing Law.  This Sixth Amendment shall be construed in accordance with, and shall be governed by, the laws of the State of New York, including Section 5-1401 of the New York General Obligations Law.

[SIGNATURE  PAGE FOLLOWS]

IN WITNESS WHEREOF, this Sixth Amendment has been duly executed on September __, 2010, to be effective as of April 30, 2010.

INTERMETRO COMMUNICATIONS, INC.
(DELAWARE)

By:  _________________________________
Name:
Title:

INTERMETRO COMMUNICATIONS, INC.
(NEVADA)

By: ________________________________
Name:
Title:

ADVANCED TEL, INC.

By: __________________________________
Name:
Title:

MORIAH CAPITAL, L.P.

By:  Moriah Capital Management, L.P.,
General Partner

By:  Moriah Capital Management, GP, LLC,
General Partner

By: __________________________________
Name:
Title:

[SIGNATURE PAGE OF  SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT]